UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 24, 2006
NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Increase in Base Salaries for Certain Executive Officers

On August 24, 2006, the Compensation Committee of the Board of Directors of New River Pharmaceuticals Inc. (the “Company”), taking into consideration the Company’s achievements during the year and the expanded responsibilities of these executive officers in light of the progress of the Company’s development programs, approved increases in the base salaries for certain of the executive officers. Effective August 21, 2006, the base salaries for the certain of the executive officers shall be increased to the amounts indicated below:

Name	Base Salary Amount
Randal J. Kirk, Chairman, Chief Executive Officer and President	$660,000

Krish S. Krishnan, Chief Operating Officer, Chief Financial Officer and Secretary	$540,000

Acceleration of Vesting of Options and SARs for Executive Officer

On August 24, 2006, the Compensation Committee of the Board of Directors of the Company, taking into consideration the outstanding dedication, devotion and performance of Suma M. Krishnan, the Company’s Vice President, Product Development, in advancing NRP104 through pre-clinical and clinical development, accelerated the vesting of all of her currently outstanding and unvested stock options and stock appreciation rights (SARs).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2006

NEW RIVER PHARMACEUTICALS INC.

By:	/s/Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President